Exhibit (h)(6)(iv)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment to the Administration Agreement (the “Amendment”) is dated as of June 9, 2021 by and between Grantham, Mayo Van Otterloo & Co. LLC, a Massachusetts limited liability company (“GMO”), and State Street Bank and Trust Company, a Massachusetts trust company (“State Street”). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement (as defined below).

WHEREAS, each of GMO Trust and GMO Series Trust, is a business trust established under the laws of The Commonwealth of Massachusetts (the “Trusts”), is registered as a management investment company under the Investment Company Act of 1940, as amended, consisting of certain of the separate portfolios as listed on Schedule A attached hereto (each a “Fund” and collectively, the “Funds”);

WHEREAS, GMO and Investors Bank & Trust Company (“IBT”) entered into an Administration Agreement dated as of June 30, 2003 and Conforming Administration Agreements dated as of August 23, 2011, July 28, 2014, February 24, 2015 and April 13, 2015 (as amended, supplemented, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, IBT merged with and into State Street, effective July 2, 2007, with the result that State Street now serves as Administrator under the Agreement;

WHEREAS, each Fund of GMO Series Trust has reorganized with and into a respective Fund of GMO Trust; and

WHEREAS, GMO and State Street desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Schedule A to the Agreement is hereby deleted in its entirety and replaced with the revised Schedule A attached hereto.

2.	Annex I to Schedule B6 of the Administration Agreement is hereby amended by deleting such Annex I in its entirety and inserting in lieu thereof the attached Annex I.

3.	Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.

4.	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect. This Amendment may be executed in multiple counterparts, which together shall constitute one instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF)

form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the date first written above.

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC

By:       /s/ Douglas Y. Charton

Name:  Douglas Y. Charton

Title:    Counsel

STATE STREET BANK AND TRUST COMPANY

By:       /s/ Jason Becker

Name:  Jason Becker

Title:    Senior Vice president

SCHEDULE A

Listing of Trusts and Funds

(Updated as of June 9, 2021)

GMO Trust

GMO Alternative Allocation Fund	GMO International Developed Equity Allocation Fund
GMO Asset Allocation Bond Fund	GMO International Equity Allocation Fund
GMO Benchmark-Free Allocation Fund	GMO International Equity Fund
GMO Benchmark-Free Fund	GMO Multi-Sector Fixed Income Fund
GMO Climate Change Fund	GMO Opportunistic Income Fund
GMO Emerging Country Debt Fund	GMO Quality Cyclicals Fund**
GMO Emerging Country Debt Shares Fund*	GMO Quality Fund
GMO Emerging Domestic Opportunities Fund	GMO Resources Fund
GMO Emerging Markets ex-China Fund*	GMO SGM Major Markets Fund
GMO Emerging Markets Fund	GMO Strategic Opportunities Allocation Fund
GMO Global Asset Allocation Fund	GMO Tax-Managed International Equities Fund
GMO Global Developed Equity Allocation Fund	GMO U.S. Equity Fund
GMO Global Equity Allocation Fund	GMO U.S. Small Cap Value Fund
GMO High Yield Fund	GMO U.S. Treasury Fund
GMO Implementation Fund	GMO-Usonian Japan Value Creation Fund

__________________________________________________________________________________________________________________________________________
*GMO will provide State Street with at least (5) business days’ prior notice to the commencement of operations.

**Formerly known as “GMO Cyclical Focus Fund”

ANNEX I

GRANTHAM, MAYO, VAN OTTERLOO & CO. LLC (“GMO”)
Updated as of June 9, 2021

Further to the Amendment dated as of June 9, 2021, to the Administration Agreement dated as of June 30, 2003 (as amended), between Grantham, Mayo Van Otterloo & Co. LLC (“GMO”) and State Street Bank and Trust Company (the “Administrator”), GMO and the Administrator mutually agree to update this Annex 1 by adding/removing Portfolios as applicable:

Form N-PORT Services and Quarterly Portfolio of Investments Services	Service Type:
GMO TRUST	Standard N-PORT Reporting Solution (Data and Filing) and Quarterly Portfolio of Investments Services

GMO Alternative Allocation Fund

GMO Asset Allocation Bond Fund

GMO Benchmark-Free Allocation Fund

GMO Benchmark-Free Fund

GMO Climate Change Fund

GMO Emerging Country Debt Fund

GMO Emerging Country Debt Shares Fund

GMO Emerging Domestic Opportunities Fund

GMO Emerging Markets ex-China Fund

GMO Emerging Markets Fund

GMO Global Asset Allocation Fund

GMO Global Developed Equity Allocation Fund

GMO Global Equity Allocation Fund

GMO High Yield Fund

GMO Implementation Fund

GMO International Developed Equity Allocation Fund

GMO International Equity Allocation Fund

GMO International Equity Fund

GMO Multi-Sector Fixed Income Fund

GMO Opportunistic Income Fund

GMO Quality Cyclicals Fund

GMO Quality Fund

GMO Resources Fund

GMO SGM Major Markets Fund

GMO Strategic Opportunities Allocation Fund

GMO Tax-Managed International Equities Fund

GMO U. S. Equity Fund

GMO U.S. Small Cap Value Fund

GMO U.S. Treasury Fund

GMO-Usonian Japan Value Creation Fund

Standard

Form N-CEN Services
GMO Trust